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Exhibit 99.1





                                             February 11, 2004


Ness Ladkawala
Chairman, CEO and President
Dectron Internationale
4300 Poirier Boulevard
Montreal, Quebec
Canada, 114R 2C5

Dear Sir:

         It is with respect that I inform you that due to the increasing travel and time commitment required by new responsibilities at my employer Penson Financial Services Canada, I feel that my contribution as a member of the Board of Directors of Dectron Internationale Inc. will be limited by those commitments in the future.

         Therefore, I hereby resign as a member of the Board of Directors effective February 11, 2004.

         In accordance with Item 6 of Form 8-K and Item 7 of Schedule 14A, I request that you disclose this letter and that you file a copy of this letter as an exhibit to a Company Form 8-K.

         I wish you and the entire company success in the future.

                                             Sincerely,



                                             \s\Liam Cheung
                                             --------------
                                             Liam Cheung